UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2014

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2014, TransMontaigne Partners L.P. (the “Partnership”) received a letter from NYSE Regulation, Inc. informing the Partnership that as a result of the resignation by all of the independent directors of the board of directors of TransMontaigne GP L.L.C., the general partner (the “General Partner”) of the Partnership, which resignations were previously disclosed by the Partnership in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2014, the Partnership does not comply with Sections 303A.03, 303A.06 and 303A.07(a) of the New York Stock Exchange Listed Company Manual and that the Partnership would be deemed noncompliant if it did not cure these deficiencies prior to September 8, 2014.  The General Partner is working diligently to identify and appoint three qualified directors to serve as independent directors of the board of directors of the General Partner as well as on the Audit Committee, the Compensation Committee and the Conflicts Committee of the board of directors of the General Partner.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2014, the board of directors of the General Partner appointed Robert A. Burk to serve as a director of the General Partner effective September 4, 2014.  Mr. Burk was asked to join the board of directors, in part, based on his executive management experience in the energy industry and because he qualified as an independent director.  Mr. Burk has served as the President and Managing Member of River District Development Group, LLC, a Tulsa-based commercial and retail developer since 2007, and as President and Managing Member of South Memorial Development Group, LLC, a Tulsa-based commercial and retail developer, since 2011.  Mr. Burk has served as a director as well as chairman of the Audit Committee and Compliance Committee, co-chairman of the IT Committee, and a member of the Executive Committee and the Compensation Committees of the board of directors of Pacific Commerce Bank, a Los Angeles, California community bank, since 2011.  From 2004 until 2007, Mr. Burk served as Vice President, Secretary and General Counsel of Energy Transfer Partners, L.P.  Prior to joining Energy Transfer Partners, L.P., Mr. Burk was a partner in the law firm of Doerner, Sanders, Daniel & Anderson, LLP.  Mr. Burk holds a B.S. in Animal Science from Missouri State University and a J.D. from the University of Arkansas.

The board of directors of the General Partner has determined that Mr. Burk qualifies as an independent director under the applicable listing standards of the New York Stock Exchange. Mr. Burk will also serve as a member of the Audit Committee and the Compensation Committee of the General Partner, as the chair of the Conflicts Committee of the General Partner, and as the presiding director over non-management and independent directors.  Mr. Burk’s compensation for his services on the board of directors will consist of a $30,000 annual cash retainer and an annual grant of 3,000 restricted phantom units under the TransMontaigne Services Inc. Long-Term Incentive Plan, which phantom units vest 25% per year on the anniversary date of the grant (with vesting to be accelerated upon a change of control), as further described in the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2014.  Other than these compensation arrangements, there are no arrangements or understandings between Mr. Burk and any other persons pursuant to which Mr. Burk was appointed as a director.  There are no relationships between Mr. Burk and the General Partner or the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: September 4, 2014	By:	/s/ Michael A. Hammell
Michael A. Hammell
Executive Vice President, General Counsel & Secretary